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                                 EXHIBIT (23.2)

               Consent of independent certified public accountants

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Consulting and Acquisition Management Agreement with Stephen Krause and Timothy Mahoney of our report dated February 26, 1999, except for Note 9 as to which the date is March 18, 1999, with respect to the financial statements of Peachtree fiberoptics, Inc. for the year ended December 31, 1998 included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.



                                       /s/ Ernest & Young LLP


Atlanta, Georgia
August 11, 1999